Exhibit 3.3

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CHINA NEW BORUN CORPORATION

(adopted by Special Resolution passed on 30 March 2010)

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CHINA NEW BORUN CORPORATION

(adopted by Special Resolution passed on 30 March 2010)

1                                          The name of the Company is China New Borun Corporation.

2                                          The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3                                          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law.

4                                          The liability of each Member is limited to the amount unpaid on such Member’s shares.

5                                          The share capital of the Company is US$105,000 divided into (a) 100,000,000 ordinary shares with a par value of US$0.001 each and (b) 5,000,000 Preference Shares with a par value of US$0.001 each.

6                                          The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7                                          Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CHINA NEW BORUN CORPORATION

(adopted by Special Resolution passed on 30 March 2010)

1                                         Interpretation

1.1                                 In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditors”	means the auditors of the Company as may from time to time be appointed in accordance with these Articles.

“Board”	means the board of Directors from time to time of the Company.

“Business Day”	means any day (excluding Saturdays, Sundays and public holidays in Hong Kong and New York) on which banks generally are open for business in Hong Kong and New York.

“China High”

means China High Enterprises Limited, a company incorporated in Hong Kong under registration number 1256980 and with its registered office at Room 904, Harvest Building, 29-35 Wing Kut Street, Central, Hong Kong.

“Class A Director”	means a Director from time to time appointed by the Class A Shareholder pursuant to Article 34.1.

“Class A Preference Shares”

means Preference Shares designated as Class A Preference Shares, with a par value of US$0.001 per share in the capital of the Company and having the rights, preference and privileges provided for under these Articles.

“Class A Shareholder”	means Star Elite Enterprises Limited, a company incorporated in the British Virgin Islands.

“Class B Director”	means a Director from time to time appointed by the Class B Shareholder pursuant to Article 34.1.

“Class B Preference Shares”

means Preference Shares designated as Class B Preference Shares, with a par value of US$0.001 per share in the capital of the Company and having the rights, preference and privileges provided for under these Articles.

“Class B Shareholder”	means Earnstar Holdings Limited, a company incorporated in the British Virgin Islands.

“Class C Director”	means a Director from time to time appointed by the Class C Shareholder pursuant to Article 34.1.

“Class C Preference Shares”

means Preference Shares designated as Class C Preference Shares, with a par value of US$0.001 per share in the capital of the Company and having the rights, preference and privileges provided for under these Articles.

“Class C Shareholder”	means TDR Advisors Inc., a company incorporated in the British Virgin Islands.

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company including where applicable any alternate director.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Golden Direction”

means Golden Direction Limited, a company incorporated in the British Virgin Islands under registration number 1472637 and with its registered office at ILS Fiduciary (B.V.I.) Limited, Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands.

“Group”	means the Company and each of its subsidiaries which shall include, without limitation, the following:

(i) Golden Direction;

(ii) China High;

(iii) Weifang Great Chemical Inc., a company organised under the laws of the PRC which is wholly owned by China High (“Weifang”);

(iv) Shandong Borun Industrial Co., Ltd., a company organised under the laws of the PRC which is wholly owned by Weifang (“Shandong Borun”); and

(v) Daqing Borun Biotechnology Co., Ltd., a company organised under the laws of the PRC which is wholly owned by Shandong Borun (“Daqing Borun”),

and “Group Company” means any member of the Group.

“Investors”	means the Class A Shareholder, the Class B Shareholder and the Class C Shareholder (and each, an “Investor”).

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Director”	means a Director from time to time appointed by Ordinary Resolution pursuant to Article 34.2.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Ordinary Shareholder”	means King River Holding Limited, a company incorporated in the British Virgin Islands.

“Ordinary Shares”

means the ordinary shares with a par value of US$0.001 each in the capital of the Company issued subject to and in accordance with the provisions of the Statute and of these Articles and having the rights provided for under these Articles.

“Original Issue Price”	in the case of each Class A Preference Share, US$0.001, in the case of each Class B Preference Share, US$0.001, and in the case of each Class C Preference Share, US$0.001.

“Preference Shareholders”	means Persons registered as the holders of Preference Shares in the Register of Members.

“Preference Shares”

means a Preference Share of any series with a par value of US$0.001 per share in the capital of the Company having the rights, preference and privileges provided for under these Articles, and includes, without limitation, the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares.

“Qualified Public Offering”	means a firm commitment underwritten public offering of Ordinary Shares of the Company made pursuant to an effective registration statement under the United States Securities Act of

1933 (the “Securities Act”), as amended, on the New York Stock Exchange or the Nasdaq Global Market, or an offering or listing substantially equivalent to the foregoing on another stock exchange. The P/E ratio of each share of the Company should be not lower than nine (9) times calculated pursuant to its net profits in the fiscal year of 2009 and the market capitalization of all its shares or relevant securities should be not less than two hundred million US dollars (USD 200,000,000).

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“RMB”	means Renminbi, the lawful currency of the People’s Republic of China.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share”	means a share or shares in the capital of the Company, including the Ordinary Shares and the Preference Shares, and includes a fraction of a share.

“Shareholders Agreement”	means the shareholders agreement relating to the Company between the Company, the Ordinary Shareholder and the Investors dated 28 February 2010.

“Special Resolution”

a resolution which has been (a) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members aforesaid.

“Statute”	means the Companies Law (2009 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“USD” or “US$”	means United States dollars, the lawful currency of the United States of America.

1.2                                 In the Articles:

(a)                                  words importing the singular number include the plural number and vice versa;

(b)                                 words importing the masculine gender include the feminine gender;

(c)                                  words importing persons include corporations as well as any other legal or natural person;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)                                  “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)                                    references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)                                 any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)                                 the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)                                     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)                                     section 8 of the Electronic Transactions Law shall not apply;

(k)                                  the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(l)                                     the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2                                         Commencement of Business

2.1                                 The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2                                 The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3                                         Issue of Shares

3.1                                 Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)                                  issue one Share to itself;

(b)                                 transfer that Share by an instrument of transfer to any person; and

(c)                                  update the Register of Members in respect of the issue and transfer of that Share.

3.2                                 The Company shall not issue Shares to bearer.

4                                         Adjustments to Investors’ Share Proportions; Anti-dilution

4.1                                 Adjustments to Investors’ Share Proportions

(a)                                 If the audited net profit of the Group for the fiscal year ended December 31, 2009 is less than RMB110,000,000, then the Class A Shareholder’s Share proportion in the Company (calculated on a fully diluted basis) shall be increased to such percentage which is equal to RMB110,000,000 divided by the audited net profit for the fiscal year ended December 31, 2009, multiplied by the Class A Shareholder’s current Share proportion. In the event that the Class A Shareholder is entitled to increase its Share proportion in accordance with this Article 4.1(a), the Ordinary Shareholder shall transfer to the Class A Shareholder without consideration that number of its Ordinary Shares equal to the difference between the Class A Shareholder’s existing Share proportion and such increased percentage calculated in accordance with this Article 4.1(a) (such increased percentage is referred to in this Article 4.1 as the “2010 Adjustment Percentage”) within three Business Days of the issuance of the Auditor’s audit report for the fiscal year ended December 31, 2009.

(b)                                 If the audited net profit of the Group for the fiscal year ended December 31, 2010 is less than RMB170,000,000, then the Class A Shareholder’s Share proportion in the Company (calculated on a fully diluted basis) shall be increased to such percentage which is equal to RMB170,000,000 divided by the audited net profit for the fiscal year ended December 31, 2010, multiplied by the 2010 Adjustment Percentage. In the event that the Class A Shareholder is entitled to increase its Share proportion in accordance with this Article 4.1(b), the Ordinary Shareholder shall transfer to the Class A Shareholder without consideration that number of its Ordinary Shares equal to the difference between the 2010 Adjustment Percentage and such increased percentage calculated in accordance with this Article 4.1(b) (such increased percentage is referred to in this Article 4.1 as the “2011 Adjustment Percentage”) within three Business Days of the issuance of the Auditor’s audit report for the fiscal year ended December 31, 2010.

(c)                                  Regardless of any adjustments made to the Class A Shareholder’s Share proportions as contemplated by Articles 4.1(a) and (b) above: (i) after the adjustment contemplated by Article 4.1(a) above, the Company shall ensure that the net profit of the Group attributable to the Class A Shareholder is not less than RMB22,000,000 (20% of Shares upon investment by the Class A Shareholder multiplied by RMB110,000,000 for the fiscal year ended December 31, 2009), and if it is below RMB22,000,000, then the Class A Shareholder’s Share proportion shall be increased to ensure that the net profit of the Group attributable to the Class A Shareholder is not less than RMB22,000,000 and (ii) after the adjustment contemplated by Article 4.1(b)above, the Company shall ensure that the net profit of the Group attributable to the Class A Shareholder is not less than

RMB34,000,000 (20% of Shares upon investment by the Class A Shareholder multiplied by RMB170,000,000 for the fiscal year ended December 31, 2010), and if it is below RMB34,000,000, then the Class A Shareholder’s Share proportion shall be increased to ensure that the net profit of the Group attributable to the Class A Shareholder is not less than RMB34,000,000. Any increases in the Class A Shareholder’s Share proportion in accordance with this Article 4.1(c) shall be effected through the transfer of Ordinary Shares held by the Ordinary Shareholder in the same manner as set forth in Articles 4.1 and (b) above.

(d)                                 If the audited net profit of the Group for the fiscal year ended December 31, 2009 is less than RMB150,000,000, then the valuation basis of the Shares held by the Class B Shareholder and Class C Shareholder shall be adjusted to each be equal to the audited net profit for the fiscal year ended December 31, 2009 divided by RMB150,000,000, multiplied by RMB750,000,000 (the “2010 Adjusted Valuation”). The Ordinary Shareholder shall, within three Business Days of the issuance of the Auditor’s audit report for the fiscal year ended December 31, 2009, transfer to each of the Class B Shareholder and Class C Shareholder without consideration that number of its Ordinary Shares equal to: that number of Ordinary Shares to which such Investor’s Preference Shares are convertible into (referred to hereinafter as such Investor’s “Target Shares”) divided by that figure equal to the 2010 Adjusted Valuation divided by RMB750,000,000, minus the number of such Investor’s Target Shares.

(e)                                  If the audited net profit of the Group for the fiscal year ended December 31, 2010 is less than RMB220,000,000, then the valuation basis of the Shares held by the Class B Shareholder and Class C Shareholder shall be adjusted to each be equal to (a) the audited net profit for the fiscal year ended December 31, 2009 divided by RMB150,000,000, multiplied by RMB750,000,000 or (b) the audited net profit for the fiscal year ended December 31, 2010 divided by RMB220,000,000, multiplied by RMB750,000,000, whichever is lower (the “2011 Adjusted Valuation”). The Ordinary Shareholder shall, within three Business Days of the issuance of the Auditor’s audit report for the fiscal year ended December 31, 2010, transfer to each of the Class B Shareholder and Class C Shareholder without consideration that number of its Ordinary Shares equal to: that number of such Investor’s Target Shares divided by that figure equal to the 2011 Adjusted Valuation divided by RMB750,000,000, minus the number of such Investor’s Target Shares.

(f)                                    If the audited net profit of the Group records a loss in either the fiscal year ended December 31, 2009 or in the fiscal year ending December 31, 2010, then the aggregate Share proportion (calculated on a fully diluted basis) held by the Investors in the Company shall be increased to 45%, and the proportion of the number of Shares held by each Investor in the Company after such increase shall remain the same. Under no circumstances would an Investor’s Share proportion (calculated on a fully diluted basis) be decreased as a result of the terms of this provision. The Ordinary Shareholder shall, within three Business Days of the issuance of the Auditor’s audit report for the applicable fiscal year, transfer to each Investor that number of its Ordinary Shares required in order to effect the increase contemplated by this Article 4.1(f).

(g)                                 If the Investors are entitled to an increase in their Share proportions in accordance with the terms of this Article 4.1 one year prior to the closing of a Qualified Public Offering and the adjustment has not been made, then the Investors shall still have the right to adjust its Share proportion after the closing of a Qualified Public Offering.

(h)                                 The Company shall ensure to the Class C Shareholder that the Group’s valuation prior to any Qualified Public Offering (and excluding any funds generated by such Qualified Public Offering) will not be lower than RMB1,500,000,000. In the event that the Group’s valuation is below RMB1,500,000,000, then the Ordinary Shareholder shall be obligated to compensate the Class C Shareholder with an amount equal to the difference between such valuations in the form of cash or in Ordinary Shares at the option of the Class C Shareholder.

4.2                                 Anti-Dilution Rights

(a)                                  In the event that the Company issues any New Securities (as defined below), each Investor shall have the right to receive from the Company that number Shares for no consideration that would cause such Investor to continue to hold, after any such issuance(s), the same Share proportion held by such Investor immediately prior to any such issuance(s). In the event that the Company is prohibited by law to issue such new Shares to the Investors in accordance with this Article 4.2(a), then the Ordinary Shareholder shall be obligated to transfer that number its Ordinary Shares to the Investors so as to give effect the rights set forth in this Article 4.2(a).

“New Securities” means any Shares, whether now authorized or not, and rights, options or warrants to purchase securities of any type whatsoever that are, or may become, convertible or exchangeable into Shares, excluding:

(i)                                     Shares issued upon the conversion of the Preference Shares held by any Investor;

(ii)                                 The issuance of shares under the employee stock ownership plan, or under the other incentive stock mechanism approved by the board of directors and investors;

(iii)                               Shares issuable pursuant to and/or in accordance with the terms of the Shareholders Agreement; and

(iv)                              Shares issuable to any new investor as contemplated by Article 4.2(b).

(b)                                 In the event that the Company enters into any subsequent equity financings whereby the Company issues Shares to any new investor: (i) the Class B Shareholder and the Class C Shareholder shall each be entitled to acquire that number of Shares which would cause such Investor to continue to hold, after the issuance of Shares to such new investor, the same Share proportion (calculated on a fully diluted basis) held by such Investor immediately prior to any such issuance(s); such Investors shall be entitled to acquire such new Shares from the Company at the same price per Share which had been offered to and purchased by such new investor, (ii) the Class A Shareholder’s Share proportion (calculated on a fully diluted basis) shall be diluted in proportion to the Ordinary Shareholder’s Share proportion (calculated on a fully diluted basis) and (iii) the Investors shall have the right to demand that the Company and the Ordinary Shareholder amend the these Articles to include any terms granted to any new investor that are more favourable than those originally provided in these Articles.

4.3                                 The provisions set out in this Article 4 shall terminate upon the closing of a Qualified Public Offering.

5                                         Information and Inspection Rights

5.1                                 For so long as any Investor holds any Shares, the Company will deliver to that Investor:

(a)                                  audited annual consolidated financial statements, prepared in accordance with generally accepted accounting principles and audited by an accounting firm mutually agreed upon by the Company and the Investors, within 90 days after the end of each financial year;

(b)                                 unaudited monthly consolidated financial statements and management reports, prepared in accordance with generally accepted accounting principles, within 21 days of the end of each month;

(c)                                  annual budget plan for the following financial year as approved by the Board, within 30 days prior to the end of each financial year; and

(d)                                 copies of all other documents which have been delivered to any other Member, within 14 days of delivering such documents to such other Member.

5.2                                 For so long as any Investor holds any Shares, that Investor and its authorized representatives shall have the right to inspect the facilities, sites and other premises owned or used by the Company and each other Group Company, at any time during regular working hours on reasonable prior notice to the respective Group Company.

5.3                                 The provisions set out in this Article 5 shall terminate upon the closing of a Qualified Public Offering.

6                                         Protective Provisions; Restrictive Covenants

6.1                                 For so long as any Preference Share remains outstanding, and subject to the Statute, none of the matters set out below in relation to the Company or any other Group Company shall take place (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions), and no obligation or liability in connection therewith shall be entered into or accepted by or on behalf of the Company or any other Group Company and no other step in relation thereto is taken, without the same having first been approved by the unanimous approval (by vote or by written resolution) of all the Directors:

(a)                                  any authorization, creation (by newly characterization or by other means), issue of the Company’s securities or undertaking any liabilities of issuing any securities of the Company, or increase of the registered capital of the subsidiaries of the Company;

(b)                                 increase or decrease of the total shares owned by investors;

(c)                                  amend, delete or create any clauses in the Memorandum or these Articles or other constitutional documents of any Group Company;

(d)                                 declare or pay dividends of the Company;

(e)                                  increase the number of directors on the board of directors of any Group Company;

(f)                                    engage in any liquidation, merge or sale or purchase of substantial assets of the Company and/or its related companies, or change in the controlling power within the Company and/or its related companies;

(g)                                 increase the number of issued shares in respect of the Employee Share Option Plan or similar plan;

(h)                                 employ any senior management personnel whose annual remuneration is more than HK$400,000.00. Increase the annual remuneration of the Company’s senior management whose annual remuneration is more than HK$400,000.00 or the equivalent amount of RMB with over 50% increment;

(i)                                     allow or by other means transfer any of the Company’s patents, copyrights, trademarks or other intellectual properties other than in the normal course of the business;

(j)                                     incur any liabilities exceeding HK$5,000,000 or the equivalent amount of RMB by borrowing or other means, or incur any liabilities with the Company’s patents, copyrights, trademarks or other intellectual properties as collateral;

(k)                                  issue of any loans exceeding HK$1,000,000.00 or the equivalent in RMB to any directors, company’s management or employees or related parties; or issue any loans or loan guarantees exceeding HK$300,000.00 or the equivalent in RMB to any related parties;

(l)                                     purchase of any real properties exceeding HK$5,000,000.00 or the equivalent in RMB;

(m)                               involve in any single transactions or series of transactions exceeding the aggregate value of HK$5,000,000.00 or the equivalent amount of RMB other than in the normal course of the Company;

(n)                                 approve the annual budget of the Company;

(o)                                 appoint or reappoint the companies general manager, assistant general manager and chief financial officer;

(p)                                 appoint or reappoint the Company’s auditors;

(q)                                 change the nature and structure (including the shareholding structure) of the Company and its subsidiaries; and

(r)                                    involve in any behaviour adversely affect the ownership rights, preferential rights or any other privileges entitled to and received by the investors, where such adverse effect is reasonably foreseeable.

The provisions of this Article 6.1 shall not apply to any matter which, pursuant to the Statute, may be effected by Special Resolution of the Members.

6.2                                 The rights attached to any class of Preference Shares may, whether or not the Company is being wound up, be varied only with the consent in writing of the holders of not less than two-thirds of the issued Preference Shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Preference Shares of that class.

6.3                                 In the event that the Company adopts an employee stock ownership plan, the total number of Shares issuable under such plan shall not exceed 2% of the issued and outstanding Shares then outstanding of the Company without the prior written consent of each of the Investors.

6.4                                 The provisions set out in this Article 6 shall terminate upon the closing of a Qualified Public Offering.

7                                         Distribution of Retained Profits

7.1                                 The retained profits of the Company should be enjoyed by all the Members in proportion to their respective Share proportions (calculated on a fully-diluted basis).

7.2                                 The Company and the Members shall procure that the Auditors shall, at the expense of the Company, be instructed to certify the amount of the profits for each financial year which are available for distribution by the Company at the same time as they sign their report on the audited accounts of the Company for the financial year in question.

7.3                                 In respect of each financial year (insofar as is lawful), unless otherwise agreed unanimously by the Investors, the Group’s profits available for distribution shall be distributed to the Members by way of dividend, subject to such reasonable and proper reserves being retained for working capital requirements and other liabilities of the Group as the Board may consider appropriate, as follows:

(a)                                  Each Investor shall be entitled to receive cash dividends pro rata to their Share holdings in the Company calculated on an as-converted basis, prior and in preference to any dividends payable to any other holders of Shares.

(b)                                 After all dividends payable to the Investors under sub-clause (a) above have been paid in full, the balance of the dividends payable to any other holders of Shares, whether in cash, property or authorized Shares, shall then be paid to all other holders of Shares, pro-rata to their holdings in the Company (on an as-converted basis, if applicable).

7.4                                 So long as the closing of a Qualified Public Offering occurs prior to September 30, 2010, no dividends shall be paid in respect of the Group’s profits prior to September 30, 2010.

7.5                                 Except for Article 7.4 above, the provisions set out in this Article 7 shall terminate upon the closing of a Qualified Public Offering.

8                                         Right of First Refusal; Investors’ Co-Sale Rights

8.1                                 Each Member (each a “Selling Shareholder”) shall not, directly or indirectly, transfer, sell, pledge or otherwise dispose of any Shares or any interest therein (“Transfer”) except in compliance with this Article 8.

8.2                                 If any Selling Shareholder proposes a Transfer, then such Selling Shareholder shall give each of the Company and each other Shareholder a written notice of such Selling Shareholder’s intention to make such Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

8.3                                 Right of First Refusal

Each Member entitled to receive a Transfer Notice (a “ROFR Holder”) who notifies such Selling Shareholder and the Company in writing within 20 Business Days after receipt of the Transfer Notice (the “First Refusal Period”) shall have the right, exercisable upon such written notice to the Selling Shareholder (the “Purchase Notice”), to purchase up to its ROFR Pro Rata Share (as defined below) of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice (each a “Purchasing Holder”).  “ROFR Pro Rata Share” shall mean the ratio of (a) the number of Ordinary Shares (calculated on an as-converted to Ordinary Shares basis) held by the relevant ROFR Holder, to (b) the total number of Ordinary Shares (calculated on an as-converted to Ordinary Shares basis) held by all ROFR Holders on the date of the Transfer Notice. The Purchase Notice shall state (i) whether the Purchasing Holder desires to purchase up to its ROFR Pro Rata Share of the Offered Shares, and (ii) whether the Purchasing Holder desires to purchase the maximum amount of the Offered Shares available including its ROFR Pro Rata Share of amounts not purchased by other ROFR Holders. A ROFR Holder who either does not deliver a Purchase Notice within the First Refusal Period or indicates in the Purchase Notice that such ROFR Holder elects not to purchase any of the Offered Shares shall be referred to herein as a “Non-Purchasing Holder”. To the extent that any Purchasing Holder does not exercise its right of first refusal to the full extent of its ROFR Pro Rata Share of the Offered Shares, the Selling Shareholder and the remaining Purchasing Holders shall, within 10 Business Days after the end of the First Refusal Period, make such adjustments to each exercising Purchasing Holder’s pro rata share of the Offered Shares so that any remaining Offered Shares may be allocated to the remaining Purchasing Holders on a pro rata basis. Each Purchasing Holder who sets forth in the Purchase Notice a desire to purchase the maximum amount of Offered Shares available shall be entitled to purchase his, her or its pro rata share of each Non-Purchasing Holder’s ROFR Pro Rata Share of the Offered Shares.

8.4                                 Investors’ Co-Sale Rights

If the Selling Shareholder is the Ordinary Shareholder, then:

(a)                                  The Ordinary Shareholder shall not be entitled to transfer any Shares in the Company without the prior written consent of the Class B Shareholder and the Class C Shareholder.

(b)                                 Each Investor entitled to receive the Transfer Notice (a “Co-Sale Right Holder”) may, by giving written notice to the Selling Shareholder (the “Co-Sale Notice”) within 20 Business Days after its receipt of the Transfer Notice, notify the Selling Shareholder that such Co-Sale Right Holder wishes to sell a portion of its Shares and the number of such Shares to be sold. Such Co-Sale Right Holder who notifies such Selling Shareholder (a “Co-Sale Participant”) shall therefore have the right to participate in the sale of Offered Shares, to the extent the ROFR Holders do not exercise their respective rights of first refusal as to all of the Offered Shares pursuant to Article 8.3 (the “Remaining Shares”), on the same terms and conditions as specified in the Transfer Notice.

(c)                                  Each Co-Sale Participant may sell all or any part of that number of Ordinary Shares (issuable upon conversion of its Preference Shares) equal to the product obtained by multiplying (i) the Remaining Shares, by (ii) a fraction, the numerator of which shall be the number of Shares owned by such Co-Sale Participant and the denominator of which shall be the total number of Shares held by all the Co-Sale Right Holders and the Selling Shareholder on the date of the Transfer Notice on an as-converted to Ordinary Shares basis. To the extent one or more Co-Sale Participants exercise their right under this Article 8.4, the number of Remaining Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.

(d)                                 Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder instruments of transfer in favour of the prospective purchaser (together with the relevant share certificates, if any have been issued), in respect of:

(1)                                  the type and number of the Shares which such Co-Sale Participant elects to sell; or

(2)                                  the number of the Preference Shares which are at such time convertible into the number of Ordinary Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective third party purchaser objects to the transfer of such Preference Shares in lieu of Ordinary Shares, such Co-Sale Participant shall first convert such Preference Shares into Ordinary Shares and transfer Ordinary Shares as provided in this Article 8.4. The Company agrees to make any such conversion concurrent with the actual transfer of such Preference Shares or Ordinary Shares to the purchaser and contingent upon such transfer.

(e)                                  The Shares which the Co-Sale Participant elects to sell shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares upon the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such Shares from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

8.5                                 Non-Exercise of Rights

To the extent that the ROFR Holders and the Co-Sale Right Holders have not exercised their rights to purchase the Offered Shares or their rights to participate in the sale of the Offered Shares, the Selling Shareholder shall have a period of 45 Business Days from the expiration of such rights to sell any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall, as a condition to the effectiveness of transfer of the Offered Shares, furnish the Company, the ROFR Holders and the Co-Sale Right Holders with a deed of adherence to the Shareholders Agreement (the “Deed of Adherence”) agreeing to be bound by and comply with the Shareholders Agreement. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the 45 Business Day period from the expiration of these rights, the ROFR Holders’ right of first refusal and the Co-Sale Right Holders’ co-sale rights hereunder shall continue to be applicable to any subsequent disposition of the Shares by such Selling

Shareholder. Furthermore, the exercise or non-exercise to purchase Shares from a Selling Shareholder or participate in the sale of Equity Securities by a Selling Shareholder shall not adversely affect the ROFR Holders’ rights to make subsequent purchases from any Selling Shareholder of Shares or the Co-Sale Right Holders’ subsequent participation in sales of Shares by any Selling Shareholder hereunder. Any proposed Transfer on terms and conditions different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Selling Shareholders’ Equity Securities shall again be subject to the first refusal and co-sale rights hereunder and shall require compliance by the relevant Selling Shareholder with the procedures described in this Article 8.

8.6                                 The provisions set out in this Article 8 shall terminate upon the closing of a Qualified Public Offering.

9                                         Participation Rights

9.1                                Each Investor shall have the right (a “Participation Right”) to purchase such Investor’s Pro Rata Share (as defined below) of all of the New Securities that the Company may from time to time issue with the exception of any securities (including, but not limited to, options and shares) issuable to employees, consultants, officers or directors of the Company pursuant to any stock option, share purchase, share bonus or other equity incentive plans, agreements or arrangements of the Company, each as approved by the Board.

9.2                                 For the purposes of these Articles:

(a)                                  “Pro Rata Share” means, for the purposes of an Investor’s Participation Right, the ratio of (a) the number of Equity Securities (as defined below) (calculated on an as-converted to Ordinary Shares basis) held by such Investor, to (b) the total number of all Equity Securities (calculated on an as-converted to Ordinary Shares, fully-diluted basis) issued and outstanding immediately prior to the issuance of New Securities giving rise to the Participation Rights; and

(b)                                 “Equity Securities” means, with respect to any given Shareholder or Investor, all Ordinary Shares of the Company or securities convertible into or exercisable for Ordinary Shares of the Company now owned or subsequently acquired by such Shareholder or Investor from time to time.

9.3                                In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Investor written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have 20 Business Days from the date of receipt of the Participation Notice (the “Participation Period”) to give written notice to the Company that it agrees to purchase all or any portion of such Investor’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice. If any Investor fails to give such written notice to the Company within the Participation Period, then such Investor shall forfeit its Participation Right hereunder.

9.4                                If any Investor fails or declines to exercise all or any portion of its Participation Right within the Participation Period, the Company shall promptly give notice (the “Second Participation Notice”) to all the other Investors who exercised all or any portion of their Participation Rights (the “Rights Participants”), setting forth (A) the additional number of New Securities which have not been subscribed for by the other Investors (“Additional Shares”) and (B) the Rights Participant’s pro rata entitlement to such Additional Shares (the “Oversubscription Share”), which shall be the quotient of (1) the number of Equity Securities (calculated on an as-converted to Ordinary Shares basis) held by such Rights Participant, divided by (b) the total number of Equity Securities (calculated on an as-converted to Ordinary Shares basis) held by all Rights Participants immediately prior to the issuance of New Securities giving rise to the Participation Rights. Each Rights Participant shall have 10 Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to give a written notice to the Company of the number of Additional Shares that it proposes to buy which shall not exceed such Rights Participant’s Oversubscription Share (the “Additional Number”). If any Rights Participant fails to give such written notice to the Company within the Second Participation Period, then such Rights Participant shall forfeit its right to purchase any of the Additional Shares.

9.5                                 Upon the expiration of the Second Participation Period, or in the event no Investor exercises its Participation Rights within the Participation Period following the issuance of the Participation Notice, the Company shall have 45 Business Days thereafter to sell the New Securities described in the Participation Notice (with respect to which Participation Rights hereunder were not exercised) at the same or higher price and otherwise upon terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such 45 Business Day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Article 9.

9.6                                 The provisions set out in this Article 9 shall terminate upon the closing of a Qualified Public Offering.

10                                  Conversion Rights

10.1                           Upon the closing of a Qualified Public Offering, 100% of the Preference Shares held by the Investors shall automatically convert into Ordinary Shares as contemplated in this Article 10 and in the manner and subject to any applicable adjustments set forth in the applicable subsections of Articles 10.2 and 10.2(a) below.

10.2                           Subject to the Statute, any Preference Share may, at the option of the holder thereof, be converted at any time prior to the closing of a Qualified Public Offering, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares in the manner set out in this Article 10:

(a)                                 The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preference Share shall be determined by dividing the applicable Original Issue Price for such Preference Share by the applicable Conversion Price for such Preference Share (the “Conversion Ratio”), determined as hereafter provided, in effect on the date the Conversion Notice.  The initial Conversion Price for any Preference Share shall be the Original Issue Price applicable to such Preference Share multiplied by 0.001, such that the initial Conversion Ratio shall be 1:1,000 (to the intent and effect that each Preference Share shall be converted into 1,000 Ordinary Shares), provided however that the Conversion Price shall be subject to adjustment as set forth in this Article.

(b)                                A holder of any Preference Shares shall be entitled to exercise its right to convert such Preference Shares prior to the closing of a Qualified Public Offering by delivering a written notice to the Company that such holder has elected to convert such Preference Shares, stating the number and Class of Preference Shares being converted (a “Conversion Notice”), together with the related share certificates and such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising the right to convert. A Conversion Notice once given may not be withdrawn without the consent in writing of the Company.

(c)                                  Conversion of the Preference Shares in respect of which the right to convert shall have been duly exercised and which are due to be converted (the “Relevant Shares”) shall be effected by way of redemption of the Relevant Shares and the issue of the applicable number of new Ordinary Shares.

(d)                                 Fractions of Ordinary Shares arising on conversion will not be issued upon conversion of any Preference Shares, provided that all Ordinary Shares (including fractions thereof) issuable upon conversion of more than 1 Preference Share held by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the applicable Conversion Price for the Preference Shares, or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(e)                                  The conversion shall take effect, and all necessary allotments of Ordinary Shares arising therefrom shall be made, not later than 5 Business Days after the date of receipt by the Company of the relevant duly executed Conversion Notice and the original certificates in respect of the Relevant Shares (or, in the case of a conversion upon the closing of a Qualified Public Offering pursuant to Article 10.1, simultaneously with the closing of the Qualified Public Offering). The Company shall not later than the 20 Business Days following the date of such conversion send to each holder a definitive share certificate for the Ordinary Shares resulting from conversion and, if appropriate, certificates for any unconverted Preference Shares comprised in the certificate surrendered by him.

(f)                                    The dividends on Preference Shares which are converted shall cease to accrue with effect from the date of conversion. The Ordinary Shares resulting from conversion shall carry the right to receive all dividends and other distributions declared made or paid in respect of Ordinary Shares in the Company by reference to a record date on or after the relevant date of conversion and shall rank pari passu in all other respects and form one class with the Ordinary Shares in the Company then in issue and fully paid.

10.3                           Adjustments to Conversion Price

(a)                                  Adjustment for Share Splits and Combinations

If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the consolidation shall be proportionately increased. Any adjustment under this sub-clause shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

(b)                                 Adjustments for Dividends

If the Company at any time, or from time to time, makes a dividend or other distribution payable in shares of the Company other than Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preference Share thereafter, the holder of such Preference Shares shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of shares of the Company which the holder of such Preference Share would have received had the Preference Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(c)                                  Sale of Shares below the Conversion Price

If the Company shall issue additional shares for a consideration per share (the “Future Issuance Price”) less than the Conversion Price in effect on the date of, and immediately prior to, such issuance, then and in such event, the Conversion Price shall be reduced concurrently with such issuance to a price equal to the Future Issuance Price.

(d)                                 Other Dilutive Events

In case any event shall occur as to which the other provisions of this Article 10.3 are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the applicable Class of Preference Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 10.3, necessary to preserve, without dilution, the conversion rights of such series of Preference Shares.

10.4                          In the case of any adjustment or readjustment of the Applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate to each registered holder of the Preference Shares at the holder’s address as shown in the Company’s Register of Members (or such other address as such holder of Preference Shares may have provided to the Company).  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of the Preference Shares after such adjustment or readjustment.

11                                  Register of Members

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

12                                  Closing Register of Members or Fixing Record Date

12.1                         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

12.2                         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

12.3                         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

13                                  Certificates for Shares

13.1                         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13.2                         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

13.3                         If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

13.4                         Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

14                                  Transfer of Shares

14.1                         Subject to Article 3.1, Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason.  If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

14.2                         The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

15                                  Redemption and Repurchase of Shares

15.1                         Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

15.2                         Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

15.3                         The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

16                                  Variation of Rights of Shares

16.1                         Without prejudice to the provisions of Article 6.2, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class.

16.2                         For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

16.3                         The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

17                                  Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

18                                  Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

19                                  Lien on Shares

19.1                         The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

19.2                         The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

19.3                         To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

19.4                         The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

20                                  Call on Shares

20.1                         Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed, in whole or in part, as the Directors may determine.  A call may be required to be paid by instalments.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

20.2                         A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

20.3                         The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

20.4                         If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

20.5                         An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

20.6                         The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

20.7                         The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

20.8                         No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

21                                  Forfeiture of Shares

21.1                         If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

21.2                         If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

21.3                         A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

21.4                         A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

21.5                         A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share.  The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

21.6                         The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

22                                  Transmission of Shares

22.1                         If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares.  The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

22.2                         Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

22.3                         A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles)  the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

23                                  Amendments of Memorandum and Articles of Association and Alteration of Capital

23.1                         The Company may by Ordinary Resolution:

(a)                                  increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)                                 consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)                                  convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)                                 by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)                                  cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

23.2                         All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

23.3                         Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)                                  change its name;

(b)                                 alter or add to the Articles;

(c)                                  alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)                                 reduce its share capital or any capital redemption reserve fund.

24                                  Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

25                                  General Meetings

25.1                         All general meetings other than annual general meetings shall be called extraordinary general meetings.

25.2                         The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning.  At these meetings the report of the Directors (if any) shall be presented.

25.3                         The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

25.4                         A Members’ requisition is a requisition of either (a) Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company or (b) any Investor.

25.5                         The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

25.6                         If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

25.7                         A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

26                                  Notice of General Meetings

26.1                         At least five clear days’ notice shall be given of any general meeting.  Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                  in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)                                 in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

26.2                         The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

27                                  Proceedings at General Meetings

27.1                         No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy and holding in aggregate not less than fifty percent (50%) of the issued and outstanding Shares shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

27.2                         A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

27.3                         A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

27.4                         If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

27.5                         The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

27.6                         If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

27.7                         The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

27.8                         When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

27.9                         A resolution put to the vote of the meeting shall be decided on a poll in accordance with Article 28.1.

27.10                   In the case of an equality of votes, the chairman shall be entitled to a second or casting vote.

28                                  Votes of Members

28.1                         Subject to any provisions to the contrary in these Articles, or as required by the Statute, at all general meetings of the Company:

(a)                                the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held; and

(b)                               the holder of each Preference Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preference Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the Preference Shares held by each holder could be converted) shall be rounded down to the nearest whole number.

28.2                         Subject to any provisions to the contrary in these Articles, or as required by the Statute, the holders of Preference Shares shall vote together with the holders of Ordinary Shares (on an as-converted to Ordinary Shares basis), and not as a separate class or series, on all matters put before the Members, and shall be entitled to the notice of any shareholders’ meeting.

28.3                         In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

28.4                         A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

28.5                         No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

28.6                         No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

28.7                         Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

28.8                         A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

29                                  Proxies

29.1                         The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative.  A proxy need not be a Member.

29.2                         The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited.  In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

29.3                         The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

29.4                         Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

30                                  Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

31                                  Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

32                                  Directors

Until the closing of a Qualified Public Offering, the Board shall consist of not more than 9 Directors, each of whom shall serve a one year term until his or her successor is elected at an annual or special meeting of the Members called for the purpose of electing Directors, and shall meet at least twice a year and once every half a year, after which the Board may determine the number of Directors, term limits and the frequency of Board meetings at the sole discretion of the Board in accordance with these Articles and applicable law.

33                                  Powers of Directors

33.1                         Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

33.2                         All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

33.3                         The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

33.4                         The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

34                                  Appointment and Removal of Directors

34.1                           Subject to Article 34.4, each Investor shall have the right to appoint a Director at an annual or special meeting of the Members called for the purpose of electing Directors (the “Appointment Right”) as follows:

(a)                                  If the Company has seven or more directors, the Class A Shareholder shall be entitled to appoint 2 Directors (each, a “Class A Director”) and to remove or substitute any such Class A Director so appointed; if the Company has less than 7 directors, the Class A Shareholder shall be entitled to appoint 1 Class A Director and to remove or substitute such Class A Director so appointed;

(b)                                 the Class B Shareholder shall be entitled to appoint 1 Director (the “Class B Director”), and to remove or substitute any Class B Director so appointed; and

(c)                                  the Class C Shareholder shall be entitled to appoint 1 Director (the “Class C Director”), and to remove or substitute any Class A Director so appointed.

Each Investor’s Appointment Right shall be exercised by the relevant Investor delivering a written notice to the Company, and any such appointment, removal or substitution of the Director as specified therein shall be effective (without the requirement for any further approval or action on the part of the Members or the Board) forthwith upon delivery of such written notice to the Company.

34.2                         The remaining Directors of the Board (the “Ordinary Directors”) shall be appointed and may be removed by an Ordinary Resolution of the Company.

34.3                         The quorum for the transaction of business at any meeting of the Board of Directors shall include at least 1 Class A Director, 1 Class B Director and 1 Class C Director being present at the time when the relevant business is transacted.  A person who holds office as an alternate Director shall, if such person’s appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if such Director’s appointor is not present, count twice towards the quorum.

34.4                         Each Investor’s Appointment Right shall terminate upon the closing of a Qualified Public Offering.  Thereafter, the Class A Director(s), the Class B Director and the Class C Director shall serve until the next annual meeting of the Members when their successors shall be duly elected by Ordinary Resolution.

34.5                         Upon the termination of the Appointment Right of each Investor, such Investor shall have the right to nominate one Director candidate at the next annual general meeting of the Members of the Company in accordance with the election procedures set forth in these Articles.  Such nominating right does not guarantee that such Director candidate will be elected to serve as a Director of the Company.

34.6                         If the Company sets up a compensation committee of the Board, each of the Investors shall have the right to designate persons to become members of such compensation committee and to examine, approve and formulate the share equity policy of the Company (including employee stock ownership plans) and to examine and approve the compensation of the Company’s senior management (including, without limitation, the Company’s Chief Executive Officer, Chief Operating Officer, Chief Technology Officer and Chief Financial Officer).

34.7                         If the Company sets up a financial committee, an execution committee, an audit committee or a listing committee of the Board, each of the Investors shall have the right to designate persons to become members of such committees.

34.8                         All reasonable expenses incurred by the Class C Director in its capacity as the Class C Director, including, without limitation, expenses relating to the attendance by the Class C Director of all Board meetings, shall be borne by the Company.

34.9                         With the exception of Articles 34.4 and 34.5, the provisions set out in this Article 34 shall terminate upon the closing of a Qualified Public Offering.

35                                  Vacation of Office of Director

The office of a Director shall be vacated if:

(a)                                  the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)                                 the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)                                  the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)                                 the Director is found to be or becomes of unsound mind;

(e)                                  all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors;

(f)                                    the Director, being a Class A Director, Class B Director or Class C Director, is removed by the Member who appointed such Director giving notice in writing to the Company to remove such Director in accordance with Article 34.1; or

(g)                                 the Director, being an Ordinary Director, is removed by Ordinary Resolution pursuant to Article 34.2.

36                                  Proceedings of Directors

36.1                         Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall not have a second or casting vote.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

36.2                         A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

36.3                         A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

36.4                         A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

36.5                         The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

36.6                         The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

36.7                         All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

36.8                         A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

37                                  Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

38                                  Directors’ Interests

38.1                         A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

38.2                         A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

38.3                         A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

38.4                         No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

38.5                         A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

39                                  Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

40                                  Delegation of Directors’ Powers

40.1                         The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

40.2                         The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

40.3                         The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

40.4                         The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

40.5                         The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.  Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

41                                  Alternate Directors

41.1                         Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

41.2                         An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

41.3                         An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

41.4                         Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

41.5                         An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

42                                  No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

43                                  Remuneration of Directors

43.1                         The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

43.2                         The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

44                                  Seal

44.1                         The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

44.2                         The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

44.3                         A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

45                                  Dividends, Distributions and Reserve

45.1                         Subject to the Statute, Article 7 and this Article 45 and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor.  A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

45.2                         The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

45.3                         The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

45.4                         Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

45.5                         The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

45.6                         Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

45.7                         No Dividend or other distribution shall bear interest against the Company.

45.8                         Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member.  Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

46                                  Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

47                                  Books of Account

47.1                         The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

47.2                         The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

47.3                         The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

48                                  Audit

48.1                         The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

48.2                         Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

48.3                         Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

49                                  Notices

49.1                         Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member).  Any notice, if posted from one country to another, is to be sent by airmail.

49.2                         Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

49.3                         A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

49.4                         Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

50                                  Winding Up

50.1                         If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)                                  if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)                                 if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

50.2                         If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

51                                  Indemnity and Insurance

51.1                         Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default.  No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person.  No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

51.2                         The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.  In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article.  If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

51.3                         The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

52                                  Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

53                                  Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.